Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JUNE 30, 2015

(in thousands, except share data)

ASSETS

Investments held in trust, at fair value:
Fixed-maturity securities	$39,241
Cash equivalents held in trust	6,961

Total investments held in trust	46,202
Cash and cash equivalents	1,447
Fixed-maturity securities, at fair value	4,110
Accrued investment income	295
Premiums receivable	466

Total assets	$52,520

LIABILITIES AND STOCKHOLDER’S EQUITY

Liabilities:
Losses and loss adjustment expenses	$5,232
Losses payable	431
Unearned premiums	917
Accrued ceding commission expense	42
Other liabilities	139

Total liabilities	6,761

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	(24,121)

Total stockholder’s equity	45,759

Total liabilities and stockholder’s equity	$52,520

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

As of June 30, 2015

(in thousands)

Revenues:
Premiums earned	$455
Net investment income	(59)

Total revenues	396

Expenses:
Underwriting expenses	290
General and administrative expenses	146

Total expenses	436

(Loss) income before federal income taxes	(40)
Federal income tax benefit	—

Net income (loss)	$(40)